Exhibit 3(i)(a)
Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “PITNEY BOWES INC.”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2019, AT 3:22 O`CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

101728 8100    Authentication: 203680527
SR# 20197250351    Date: 09-27-19
You may verify this certificate online at corp.delaware.gov/authver.shtml

RESTATED CERTIFICATE OF INCORPORATION OF
Pitney Bowes Inc.

Pitney Bowes Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.
The name of the corporation is Pitney Bowes Inc., and the name under which the corporation was originally incorporated is PITNEY-BOWES POSTAGE METER COMPANY. The date of filing its original Certificate of Incorporation with the Secretary of State was April 23, 1920.

2.
This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3.	The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendment or changes to read as herein set forth in full:

First:- That the name of the Corporation is Pitney Bowes Inc.

Second:- The address of the Corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, New Castle County, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

Third:- The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth:- The total number of shares of all classes of stock which the Corporation shall have authority to issue is 485,600,000 shares, divided into 600,000 shares of Cumulative Preferred Stock with the par value of $50.00 per share (hereinafter called 'Preferred Stock'), 5,000,000 shares of Preference Stock without par value (hereinafter called 'Preference Stock'}, and 480,000,000 shares of Common Stock with the par value of $1.00 per share (hereinafter called 'Common Stock'). Subject to the provisions of law, the Corporation may issue shares of its Preferred Stock, Preference Stock and Common Stock, respectively, from time to time and any securities convertible into, warrants, options or rights to subscribe for, any such class or classes (or any series of any thereof), for such consideration as may be fixed from time to time by the Board of Directors, which is hereby expressly authorized to fix the same in its absolute and uncontrolled discretion subject as aforesaid. Shares of Preference Stock without par value for which consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further demands in respect of such shares. The Corporation may issue shares of its Preferred Stock, Preference Stock and Common Stock and any securities convertible into, or warrants, options or rights to subscribe for, such class or classes (or any series of any thereof) without offering the same to the holders of its outstanding capital stock. The minimum amount of capital with which the Corporation shall commence business shall not be less than $100,000.

I.	PROVISIONS RELATING TO PREFERRED STOCK

A.	Issuance in Series.

(1)    The Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

(2)    Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article Fourth, to authorize the issue of one or more series of Preferred Stock and with respect to each series to fix, by resolution or resolutions providing for the issue of such series,

(a)
the number of shares to constitute such series (which number may be increased or decreased by action of the Board of Directors of the Corporation as provided by law) and the distinctive designation thereof;

(b)	the dividend rate on the shares of such series, the date or dates from which dividends shall accumulate and the dividend payment dates;

(c)
the premium, if any, over and above the par value thereof and accrued dividends thereon, payable upon the redemption of shares of such series otherwise than by or through a retirement, purchase or sinking fund;

(d)
whether or not the shares of such series shall be subject to the operation of a retirement, purchase or sinking fund, and, if so, the terms and provisions relative to the operation thereof, including the premium, if any, over and above the par value thereof and accrued dividends thereon, payable on redemption by or through such fund;

(e)
whether or not the shares of such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of the same class of stock of the Corporation, or shares of any other corporation, and, if made so convertible or exchangeable, the conversion or exchange price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made, the method (if any) of adjusting the same, and the other terms of such conversion or exchange;

(f)
the premium, if any, over and above the par value thereof and accrued dividends thereon, which shares of such series shall be entitled to receive upon the voluntary liquidation, dissolution or winding up of the Corporation; and

(g)
any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series not inconsistent with the provisions of this Article Fourth.

(3)    Each share of any one series of Preferred Stock shall be identical with all other shares of such series in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the foregoing provisions of this subheading A.

B.	Dividend Rights and Restrictions.

(1)    The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporations legally available therefor, cumulative dividends at the respective rates per annum fixed by the Board of Directors for the shares of the respective series, and no more, payable on such dates as shall be fixed by the Board of Directors for the shares of the respective series. Such dividends shall be cumulative as to each share from the date fixed by the Board of Directors pursuant to the provisions of paragraph (2) under subheading A of this heading I.

(2)    No full dividend shall be declared or paid or set apart for payment on the Preferred Stock of any series for any dividend period unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding Preferred Stock of all series for all dividend periods terminating on or prior to the date of payment of such full dividend. When dividends are not paid in full as aforesaid on all shares of all series of the Preferred Stock at the time outstanding, any dividend payments on the Preferred Stock, including accumulations, if any, shall be paid to the holders of shares of all series of the Preferred Stock ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accumulations of dividends shall not bear interest.

(3)    No dividend (other than a dividend in Common Stock or in any other class of stock ranking junior to the Preferred Stock as to assets and dividends) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to assets or dividends, nor shall any Common Stock of the Corporation nor any other class of stock of the Corporation ranking junior to the Preferred Stock as to assets or dividends, be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to assets and dividends) or any Subsidiary thereof (as defined under subheading G of this heading I), while any of the Preferred Stock is outstanding, unless, in each case;

(a)
the full cumulative dividends on all outstanding shares of the Preferred Stock shall have been paid for all past dividend periods and the full cumulative dividend on all such shares of Preferred Stock for the current dividend period or periods shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment; and

(b)
the Corporation shall have made all payments, if any, then or theretofore due under the requirements of all retirement, purchase or sinking funds, if any, for the Preferred Stock and all defaults in complying with any such requirements shall have been made good.

C.	Liquidation Rights.

(1)    Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation (whether capital or surplus) the following amounts, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock as to assets:

(a)
in case of any involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof together with a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpald thereon to the date of final distribution to the holders of the Preferred Stock at the rate fixed by the Board of Directors for the shares of such series; or

(b)
in case of any voluntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof plus such premium, if any, as shall have been fixed by the Board of Directors for the shares of such series, together with a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of the final distribution to the holders of the Preferred Stock at the rate fixed by the Board of Directors for the shares of such series.

(2)    The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantlally all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this subheading C, but the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, if consented to by the holders of 66 2/3% of all the shares of Preferred Stock at the time outstanding as provided in paragraph (3) under subheading E of this heading I (or if, by reason of the provisions of sub paragraph (c) of such paragraph (3), not requiring such consent), shall not be deemed to be a dissolution, liquidation or winding up voluntary or involuntary, for the purposes of this subheading C or for the purposes of subheading B or heading II of this Article Fourth.

(3)    After the payment to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(4)    If the assets distributable on such dissolution, liquidation or winding up, whether voluntary or involuntary, shall be insufficient to permit the payment to the holders of the Preferred Stock of the full preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock ratably in proportion to the respective amounts the holders of such shares of stock would be entitled to receive if they were paid the full preferential amounts aforesaid.

D.	Redemption.

(1)    The Corporation shall have the right to redeem the Preferred Stock of any series at any time, either in whole or in such portions as from time to time the Board of Directors may determine, at the par value thereof, plus an amount equal to accrued and unpaid dividends, thereon to the date fixed for redemption (hereinafter referred to as the "Redemption Date") and in addition thereto the amount of such premium, if any, payable upon such redemption as shall be fixed for the shares of such series by the Board of Directors (the total sum so payable upon any redemption being hereinafter referred to as the "Redemption Price").

(2)    At its election, the Corporation, on or prior to the Redemption Date, may deposit the aggregate of the Redemption Price of the shares to be redeemed with a bank or trust company in the Borough of Manhattan, City and State of New York having a capital and surplus (as shown by its latest published statement) of at least $5,000,000 (hereinafter referred to as the "Depositary") designated by the Board of Directors, in trust for payment to the holders of the Preferred Stock then to be redeemed.

(3)    In the event that less than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of the New York Stock Exchange or any other stock exchange upon which the Preferred Stock may at the time be listed.

(4)    Notice of any redemption of Preferred Stock, specifying the time and place of redemption, shall be mailed to each holder of record of the shares of Preferred Stock to be redeemed, at his address registered with the Corporation, not more than 60 nor less than 30 days prior to the Redemption Date; if less than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed. Also, notice of any such redemption, specifying the number of shares of Preferred Stock to be redeemed and the time and place of redemption, and, if less than all the outstanding shares of any series are to be redeemed, the certificate numbers of the series to be redeemed, shall be published once, not more than 60 nor less than 30 days prior to the Redemption Date, in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York.

(5)    Notice of redemption having been so mailed and published, the shares of Preferred Stock therein designated for redemption shall not be entitled to any dividends accruing after the Redemption Date specified in such notice, unless default be made in the payment of the Redemption Price or in the deposit thereof as provided in paragraph (2) under this subheading D, and on such Redemption Date, or if the deposit provided for in paragraph (2) under this subheading D shall have been made and the Corporation shall have stated in such notice or redemption that the Redemption Price of such shares will be payable before the Redemption Date on an earlier date therein specified, then on such earlier date, all rights of the respective holders of such shares as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except any unexpired conversion or exchange right and the right to receive the Redemption Price of such shares upon presentation and surrender of the respective certificates representing such shares, and such shares shall not after such Redemption Date or after such earlier date, as the case may be, be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(6)    Any funds deposited with the Depositary as provided in paragraph (2) under this subheading D for the redemption of Preferred Stock which shall not be required for such redemption by reason of the exercise, subsequent to the date of such deposit, of any right of conversion or exchange, or otherwise, shall be returned to the Corporation forthwith. Any funds deposited with the Depositary as aforesaid for the redemption of shares of Preferred Stock remaining unclaimed at the end of six years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of such shares of Preferred Stock shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

(7)    The provisions of the subheading D shall apply to redemptions made for the purpose of complying with the requirements of any retirements, purchase or sinking fund with respect to shares of any series of the Preferred Stock, provided, however, that the premium, if any, payable on any redemption for such retirement, purchase or sinking fund shall be as fixed for the shares of the particular series by the Board of Directors.

(8)    In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares of the particular series to be redeemed.

(9)    Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for cancellation pursuant to any retirement, purchase or sinking fund with respect to any series of the Preferred Stock, or which shall have been converted or exchanged for shares of any other class of stock of the Corporation, shall, after such redemption, surrender, conversion or exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are designated as part of a particular series by the Board of Directors.

(10)    Regardless of any other provision hereof, if at any time the Corporation shall fail to pay dividends in full upon all the then outstanding shares of the Preferred Stock, thereafter and untildividends in full shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment upon all such shares, the Corporation shall not redeem for any purpose any Preferred Stock unless all of the Preferred Stock at the time outstanding is simultaneous ly redeemed, and neither the Corporation nor any Subsidiary shall purchase any Preferred Stock except in accordance with a purchase offer made to all holders of the Preferred Stock at the time outstanding upon the same terms (except that, if more than one series of Preferred Stock is at the time outstanding, the terms may include appropriate variations as between the respective series by reason of the differing provisions thereof); provided that the provisions of this paragraph (10) shall not prevent shares of Preferred Stock of any series acquired by the Corporation prior to any such failure to pay dividends in full from being applied at any time by the Corporation to the satisfaction of the requirements of any retirement, purchase or sinking fund with respect to such series of Preferred Stock.

E.	Voting Rights.

(1)    Except as otherwise expressly provided by law and by paragraphs (2), (3) and (4) under this subheading E, the holders of shares of Preferred Stock shall have no right to vote for the election of directors or for any other purpose or on any other subject or to be represented at or to receive notice of any meeting of stockholders.

(2)	In the event that at any time, or from time to time,

(a)    six or more quarterly dividends, whether consecutive or not, on any series of the Preferred Stock shall be in arrears and unpaid, whether or not earned or declared; or

(b)    the Corporation shall have failed to set apart for the retirement or purchase of the Preferred Stock any amount then required by any retirement, purchase or sinking fund with respect to any series of Preferred Stock to be set apart; or

(c)    after setting any such amount apart, the Corporation shall be in default in applying the same in the manner provided with respect to such fund;

thereafter the holders of the Preferred Stock of all series then outstanding shall be entitled to receive notice of all meetings of stockholders for the election of directors, and at each such meeting shall be entitled, voting separately as a class, to elect one-third of the total number of directors of the Corporation but not less than three directors. At any time after the holders of the Preferred Stock shall have become entitled as aforesaid to vote for the election of directors, a meeting of the stockholders for the election of new directors shall be called, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation upon the request of the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding, or may be called, upon such notice, by the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding. The term of office of the directors of the Corporation shall terminate upon the election of new directors at such meeting, and the new directors elected at such meeting shall serve until the next annual meeting of stockholders and untll their successors shall be elected, except as hereinafter provided in case the voting rights of the holders of the Preferred Stock for the election of directors shall cease. Such voting rights of the holders of the Preferred Stock for the election of directors shall continue until

(i)all dividends on the Preferred Stock in arrears shall have been paid in full and dividends on the Preferred Stock for the current dividend period or periods shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, and

(ii)all amounts for the retirement or purchase of the Preferred Stock which the Corporation shall have failed to set apart or apply shall have been set apart in full or applied, as the case may be, in which event the votlng rights of the holders of the Preferred Stock for the election of directors shall cease, subject to revival, as aforesaid upon the occurrence of any of the events specified in subdivisions (a), (b) or (c) of this paragraph (2). At any time after the holders of the Preferred Stock shall cease, as aforesaid, to be entitled to vote for the election of directors, a meeting of the stockholders for the election of new directors shall be called, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation upon the request of the holders of record of at least 10% of the shares of Common Stock at the time outstanding, or may be called, upon such notice, by the holders of record of at least 10% of the shares of Common Stock at the time outstanding. The term of office of the directors of the Corporation shall terminate upon the election of new directors at such meeting, and the new directors elected at such meeting shall serve until the next annual meeting of stockholders and until their successors shall be elected, except as hereinabove provided in case the holders of the Preferred Stock shall again become entitled to vote for the election of directors.

(3)    Unless the vote or consent of the holders of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Preferred Stock of all series shall vote separately as a class, shall be necessary for authorizing, effecting or validating any one or more of the following (subject to the provisions of paragraph (5) under this subheading E applicable in case of the simultaneous redemption of all of the Preferred Stock at the time outstanding):

(a)
the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Preferred Stock as to dividends or assets or otherwise, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into any such prior shares; or

(b)
the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Corporation, or of any certificate amendatory thereof or supplemental thereto, so as to affect adversely the preferences, rights, powers or privileges of the Preferred Stock or the holders thereof, provided, however, that if such amendment, alteration or repeal shall so affect less than all the series of the Preferred Stock at the time outstanding, then only the consent of the holders of 66 2/3% of the outstanding shares of the series so affected shall be necessary, unless at the time the laws of the State of Delaware shall otherwise require; or

(c)
the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance of all or substantially all of the property or buslness of the Corporation or the parting with control thereof, or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation; provided, however, that such restriction shall not apply to nor shall any consent of the holders of the Preferred Stock be required for the merger or consolidation of the Corporation into or with a Subsidiary or the merger or consolidation of any Subsidiary into or with the Corporation if none of the preferences, rights, powers or privileges of the Preferred Stock or the holders thereof will be adversely affected thereby, and if the corporation resulting from such merger or consolidation will have authorized or outstanding after such merger or consolidation no class of stock or other securities (except such stock or securities of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation) ranking prior to or on a parity with the Preferred Stock as to dividends or assets or otherwise.

(4)    Unless the vote or consent of the holders of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of at least a majority of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Preferred Stock of all series shall vote separately as a class, shall be necessary for authorizing, effecting or validating any one or more of the following (subject to the provisions of paragraph (5) under this subheading E applicable in case of the simultaneous redemption of all of the Preferred Stock at the time outstanding):

any increase of the authorized amount of the Preferred Stock, or the creation, or authorization of any shares of any other class of stock of the Corporation ranking on a parity with the Preferred Stock as to dividends or assets or otherwise, or the reclassification of any authorized stock of the Corporation into any such parity shares, or the creation or authorization of any obligation or security convertible into any such parity shares.

(5)    Notwithstanding the provisions of paragraphs (3) and (4) under this subheading E, no vote or consent of the holders of the Preferred Stock shall be required to create, authorize or issue any shares of any class of stock of the Corporation ranking prior to or on a parity with the Preferred Stock as to dividends or assets or otherwise, if it is provided that no such prior or parity shares may be issued unless prior to or simultaneously with the issue thereof:

(a)	the Redemption Price of all the Preferred Stock at the time outstanding shall be deposited with a Depositary as provided in paragraph (2) under subheading D hereof, and

(b)provision shall be made for the redemption of all such Preferred Stock in accordance with the provisions under such subheading D on a Redemption Date not more than 35 days after such issue.

F.	No Preemptive Rights.

None of the holders of shares of the Preferred Stock shall be entitled as such, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

G.	Definitions.

For the purposes of this heading I,

(a)    the term "outstanding" used in reference to Preferred Stock shall mean issued shares of Preferred Stock, excluding shares held by the Corporation or a Subsidiary;

(b)    the term "Subsidiary" shall mean any corporation, association or business trust a majority of the shares of stock of which at the time outstanding having voting power for the election of directors or trustees either at all times or only so long as no senior class of stock has voting powers because of default in dividends or because of the existence of some other default, is owned directly or indirectly by the Corporation and/or by one or more of its other Subsidiaries.

II. PROVISIONS RELATING TO COMMON STOCK

A. Dividend Rights.

Subject to the prior rights of all classes of stock having prior rights as to dividends at the time outstanding, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

B.	Liquidation Rights.

Upon the dissolution, liquidation or winding up of the Corporation, after the payment in full of all preferential amounts to which the holders of outstanding shares of all classes of stock having prior rights thereto at the time outstanding shall be entitled, the remainder of the assets of the Corporation shall be distributed ratably among the holders of the shares of Common Stock at the time outstanding.

C.	Voting Rights.

At all meetings of the stockholders, each holder of record of Common Stock shall be entitled to vote and shall have one vote for each share held by him of record.

111.

[Reserved]

IV. PROVISIONS RELATING TO PREFERENCE STOCK

A. Issuance in Series.

The Preference Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting powers, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Preference Stock of each series shall be such as are fixed therein and, to the extent not fixed therein, shall be such, not inconsistent with the provisions of this Article Fourth, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions providing for the issue of such series of Preference Stock (herein called

8

'Directors' Resolution'). The Preference Stock shall rank as to dividends and assets junior to the Preferred Stock but prior to the Common Stock and to any other capital stock of the Corporation hereafter authorized, other than capital stock which shall by its terms rank prior to or on a parity with the Preference Stock and which shall be authorized pursuant to paragraph (3) under subheading E of this heading IV of this Article Fourth. Each share of Preference Stock shall in all cases rank as to dividends and assets on a parity with each other share of Preference Stock, irrespective of series, except that shares of a series may rank as to dividends or assets, or both, junior to shares of one or more other series if by express terms of the Directors' Resolution providing for the issuance of such junior series the junior series is expressly made junior to the senior series. No preferential dividend with respect to any quarterly dividend period shall be declared or paid or set apart for payment on any ser ies of Preference Stock, or be paid or set apart for payment as part of the redemption price of any series of Preference Stock, unless at the same time a dividend in like proportion to the respective preferential dividend rates for each other series ranking equally or on a parity therewith and entitled to receive dividends for such period shall likewise be declared or paid or set apart for payment on each such other series then outstanding, and no amounts shall be paid or set apart for payment on any series of Preference Stock in the event of liquidation, dissolution or winding up of the Corporation unless at the same time amounts in like proportion to the respective preferential amounts to which the shares of each other series ranking equally or on a parity therewith are entitled shall likewise be paid or set apart for payment on each such other series then outstanding.

B. Dividends.

The holders of Preference Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for that purpose, cumulative preferential dividends in cash at the rate fixed with respect to such series in the related Directors' Resolution, and no more. Such dividends shall accrue from the date or dates fixed with respect to such series in the related Directors' Resolution, and shall be cumulative, so that unless such dividends shall be declared and paid or set apart for payment in full for all previous quarterly dividend periods and for the current quarterly dividend period, no dividends shall be declared or paid upon, and no assets shall be distributed to or set apart for, the shares of any class of stock ranking junior to the Preference Stock as to dividends or assets. Accrued and unpaid dividends on the Preference Stock shall not bear interest. The term "accrued and unpaid dividends" as used herein with respect to the Preference Stock shall mean dividends on outstanding Preference Stock at the rates fixed for the respective series thereof, from the respective dates from which such dividends shall accrue to the date as of which accrued and unpaid dividends are being determined, less the aggregate of dividends theretofore declared and paid or set apart for payment upon such outstanding Preference Stock.

C. Liquidation Rights.

In the event of any voluntary liquidation, dissolution or winding up of the Corporat ion, then, subject to the provisions of paragraph (1) under subheading C of heading I of this Article Fourth, the holders of Preference Stock of each series shall be entitled to receive, from the assets of the Corporation available for distribution to stockholders, such preferential amount, in cash, as may be specifically fixed with respect to such series in the related Directors' Resolution, and in the event of any involuntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of paragraph (1) under subheading C of heading I of this Article Fourth, the holders of Preference Stock of all series shall be entitled to receive, from the assets of the Corporation available for distribution to stockholders, a preferential amount in cash as may be specifically fixed with respect to such series in the related Directors' Resolution, plus, in each case, whether voluntary or involuntary, a further preferential amount equal to all accrued and unpaid dividends thereon to the date payment is made available to the holders of the Preference Stock; subject as to all of the foregoing to the provisions of any Directors' Resolution to the effect that any series of Preference Stock shall be junior as to dividends or assets to any one or more other series thereof, all of such preferential amounts shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of any class of stock ranking junior to the Preference Stock as to dividends or assets.

D.	Redemption.

If and to the extent so provided in the related Directors' Resolution and subject to the provisions of paragraph (3) under subheading B of heading I of this Article Fourth, the whole or any part of the Preference Stock of any series may be redeemed at the option of the Corporation at any time or from time to time at such redemption price or prices per share, plus an amount equal to accrued and unpaid dividends thereon to the date designated for redemption, as may be fixed with respect to such series in the related Directors' Resolution, and upon such other terms and conditions as may be fixed with respect to such series in such Directors' Resolution. In the event that at any time less than all the Preference Stock of any series outstanding is to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors. Notice of redemption shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of stock to be redeemed, at his last address as the same appears on the books of the Corporation, at least 30 days prior to the date designated for redemption. If such notice of redemption shall have been duly mailed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents for such stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of the holders of the Preference Stock to be redeemed, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such stock no rights in or with respect to the Corporation except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates, and the right, if and to the extent granted by the related Directors' Resolution, to convert such stock not later than the date designated for redemption into other securities of the Corporation; and after the date designated for redemption such stock shall not be transferable on the books of the Corporation except to the Corporation.

E.	Voting Rights.

(1)    Except as otherwise provided by law or by the provisions of this heading IV or by a Directors' Resolution, the Preference Stock shall not entitle the holder thereof to vote upon or consent to any matter or for any purpose, or to be represented at or to receive notice of any meeting of stockholders.

(2)    (a) If at any time dividends on any Preference Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preference Stock, voting as a class, irrespective of series, shall have the right to elect two Directors.

(b)During any default period, such voting right of the holders of Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (c) of this paragraph (2) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of Preference Stock as hereinafter provided to increase in certain cases the authorized number of Directors shall be exercised unless the holders of 25% in number of shares of Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preference Stock of such voting right. At any meeting at which the holders of Preference Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preference Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preference Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preference Stock as herein provided.

(c)Unless the holders of Preference Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preference Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preference Stock, which meeting shall thereupon be called by the President, a Vice-Pres ident or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at wh ich holders of Preference Stock are entitled to vote shall be given to each holder of record of Preference Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preference Stock outstanding. Notwithstanding the provisions of this subparagraph (c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders .

(d)In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled ·to elect the whole number of Directors until the holders of Preference Stock shall have exercised their right to elect Directors as a class, after the exercise of which right (i) the Directors so elected by the holders of Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (ii) any vacancy in the Board of Directors may (except as provided in subparagraph (b) of this paragraph (2) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (2) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (ii) of the foregoing sentence.

(e)Immediately upon the expiration of a default period, (i) the right of the holders of Preference Stock as a class to elect Directors shall cease, (ii) the term of any Directors elected by the holders of Preference Stock as a class shall terminate, and (iii) the number of Directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of subparagraph (b) of this paragraph (2) (such number being subject, however, to change thereafter in any manner provided by law or in the by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (ii) and (iii) in the preceding sentence, may be filled by a majority of the remaining Directors.

(3)    As long as any Preference Stock is outstanding: (a) the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, (i) increase the authorized amount of the Preference Stock or (ii) increase the authorized amount of any previously authorized class of stock of the Corporation ranking as to dividends or assets on an equality with the Preference Stock or (iii) authorize or create any class of stock of the Corporation ranking as to dividends or assets on an equality with the Preference Stock; and (b) the Corporation shall not, without the consent of the holders of two-thirds of the outstanding shares of Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, create, authorize or increase the authorized amount of any class of stock of the Corporation having preference or priority as to dividends or assets over the Preference Stock.

(4)    Any action specified in paragraph (3) of this subheading E as requiring the consent therein specified of the holders of Preference Stock may be taken with such consent and such additional vote or consent, if any, of stockholders as may from time to time be required by this Article Fourth or by law.

Fifth:- This Corporation shall have perpetual existence.

Sixth:- The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

Seventh:-

PROVISIONS RELATING TO THE BOARD OF DIRECTORS

(a)    Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Commencing with the annual meeting of stockholders in 2011, the Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be elected annually for terms expiring at the next succeeding annual meeting; provided, however, that Directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders, Directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders, and Directors elected at the 2010 annual meeting of stockholders shall hold office until the 2013 annual meeting of stockholders.

(b) Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

(c) Newly created directorship and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until such Director's successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(d)Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

(e)Amendment, repeal, etc. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

Eighth: -

PROVISIONS RELATING TO STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

Ninth: -

PROVISIONS RELATING TO BY-LAWS

The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Article I, Section 7 and Article II, Sections 2, 3, 4, 5, and 6 of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by the stockholders without the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.

Tenth:-

PROVISIONS RELATING TO CERTAIN BUSINESS COMBINATIONS

Section 1. Vote Required for Certain Business Combinations.

A.Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article TENTH:

(i)any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii)any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of
$50,000,000 or more; or

(iii)the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or

(iv)the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v)any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article TENTH, each share of the Voting Stock shall have the number of votes granted to it as determined pursuant to Article FOURTH of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B.Definition of "Business Combination". The term "Business Combination" as used in this Article TENTH shall mean any transaction which is referred to in any one or more clauses (i) through (v) of paragraph A of this Section 1.

Section 2. When Vote is Not Required.

The provisions of Section 1 of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met

A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

B. Price and Procedural Requirements. All of the following conditions shall have been met

(i)The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following, appropriately adjusted for any stock dividend, split-up or combination of shares:

(a)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(b)the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article TENTH as the "Determination Date"), whichever is higher.

(ii)The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following, appropriately adjusted for any stock dividend, split-up or combination of shares (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(a)(if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting

Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date of (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

(b)(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(c)the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(iii)The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(iv)After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred or Preference Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or Indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulatlons thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3. Certain Definitions

For the purposes of this Article TENTH:

A. A "person" shall mean any individual, firm, corporation or other entity.

B."Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i)    is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or

(ii)    is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

(iii)    is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C.	A person shall be a "beneficial owner" of any Voting Stock:

(i)    which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii)    which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)    which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

D.For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

E."Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b- 2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 3, 1984.

F."Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

G."Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

H."Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30- day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

I.In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B (i) and (ii) of Section 2 of this Article TENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 4. Powers of the Board of Directors.

A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more.

Section 5. No Effect on Fiduciary Obligations of Interested Stockholders.

Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6. Amendment, Repeal,etc.

Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least a majority of the voting power of all the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article TENTH.

Eleventh:-

Provisions Relating To Director's Liability and Indemnification of Officers and Directors

Section 1. Elimination of Certain Liability of Directors

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, {iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2. Indemnification and Insurance

(a)Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether clvil, criminal, administrative or investigative {hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments , fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)Right of Claimant to Bring Suit. If a claim under paragraph (a) of thls section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or of stockholders} that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)Insurance. The Corporation may purchase and maintain insurance at its expense to protect itself and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

(e) Additional Provisions. Nothing set forth in this Article Eleventh Section 2 shall diminish the right of the Board of Directors to adopt By-laws concerning the indemnification of officers, directors, employees, and agents of the Corporation, as authorized by law and not inconsistent with the provisions of this Article.

Section 3. Amendment and Savings Clauses

(a)Amendment and Repeal. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability or the right to indemnification of any director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

(b)Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this article that shall not have been invalidated and to the full extent permitted by applicable law.

This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Pitney Bowes Inc., has caused this certificate to be signed by Daniel Goldstein, its Executive Vice President, Chief Legal Officer and Corporate Secretary, this 26th day of September, 2019.

Pitney Bowes Inc.

By:	/s/ Daniel J. Goldstein
Name: Daniel J. Goldstein
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary